UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd., Elmsford, NY 10523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement

On June 22, 2020, NanoVibronix, Inc. (the “Company”) issued and sold to an accredited investor a promissory note (the “Note”) in the principal amount of $200,000 and a seven-year warrant (the “Warrant”) to purchase 100,000 shares of the Company’s common stock. The exercise price for each Warrant share is equal to $2.50, and the Warrant may also be exercised, in whole or in part, by means of a cashless exercise.

The principal amount and all accrued but unpaid interest on the Note are due and payable on the date (the “Payment Date”) that is the earlier of (i) June 22, 2021 or (ii) the date on which all amounts under the Note shall become due and payable in the event of default. The Note bears interest at a rate of 10% per annum, payable on the Payment Date or the earlier payment in full of the Note.

The Warrant is exercisable at any time or times after the six month anniversary of the date of issuance, but not after its expiration. The exercise price of the Warrant is adjustable for certain events, such as distribution of stock dividends, stock splits or fundamental transactions including mergers or sales of assets. The holder of the Warrant will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant. In no event will the number of shares to be issued upon (A) exercise of the Warrant and (B) conversion of the Note exceed, in the aggregate, 9.99% of the total shares of the Company’s common stock outstanding on the date immediately preceding the date of issuance.

The foregoing description of the Note and the Warrant is a summary and does not purport to be complete, and is subject to, and qualified in its entirety by, the full text of the form of Note and the form of Warrant, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Note

10.2	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOVIBRONIX, INC.

Date: June 26, 2020	By:	/s/ Brian Murphy
	Name:	Brian Murphy
	Title:	Chief Executive Officer